Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-57063, 333-105675, 333-42366, 333-19403 and 333-103543), of United States Cellular Corporation of our report dated April 23, 2007, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 23, 2007, relating to the financial statement schedule, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 23, 2007